UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On May 19, 2011, the Company held its annual meeting of stockholders.  At the annual meeting, the following matters were voted upon:

1.               Election of seven directors to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; and

2.               A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.

A total of 23,311,456 shares of the Company’s common stock, par value $0.01 per share, were entitled to vote at the meeting. Of these shares, 18,478,725 shares were represented in person or by proxy at the meeting and voted as follows:

With respect to each of the following seven nominees for election to the Board of Directors, shares were voted as follows:

	Votes For	Votes Withheld
Gilbert M. Cassagne	9,282,631	297,871
William P. Brick	9,280,615	299,887
Kevin J. Cameron	8,764,375	816,127
Theodore J. Host	8,844,467	736,035
Michael S. McGrath	9,107,582	472,920
Michael H. Rauch	9,172,788	407,714
Robert N. Verdecchio	8,762,296	818,206

With respect to the appointment of PricewaterhouseCoopers, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011, shares were voted as follows: 18,354,734 votes for; 116,918 votes against; and 7,073 votes abstained.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 20, 2011

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer

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